UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 11, 2015 (June 8, 2015)

CRACKER BARREL OLD COUNTRY STORE, INC.

(Exact Name of Registrant as Specified in its Charter)

Tennessee	001-25225	62-0812904
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Hartmann Drive, Lebanon, Tennessee 37087

(Address of Principal Executive Offices) (Zip code)

(615) 444-5533

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on June 8, 2015, Doug Couvillion resigned from his position as the principal accounting officer of Cracker Barrel Old Country Store, Inc. (the “Company”), in connection with his appointment as the Company’s Vice President, Supply Chain & Quality Assurance.

To fill the vacancy created by Mr. Couvillion’s changed role, the Company has appointed Jeff Wilson to serve as Vice President, Corporate Controller and the principal accounting officer of the Company, effective June 29, 2015. Upon the effective date of his appointment, Mr. Wilson will assume the duties of the Company’s principal accounting officer and will serve until such time as his successor is duly appointed, or until his earlier resignation or removal.

Mr. Wilson, age 40, joined the Company in 2007, and he has served as the Company’s Vice President, Operations Analysis since 2011. Mr. Wilson’s previous positions with the Company also include Senior Director of Financial Planning and Analysis from 2010 to 2011 and Director of Financial Planning and Analysis from 2007 to 2010. The appointment of Mr. Wilson was not made pursuant to any arrangement or understanding between him and any other person. There are no family relationships between Mr. Wilson and any director or other executive officer, nor are there any transactions to which the Company was or is a participant and in which Mr. Wilson has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Lawrence E. Hyatt, the Company’s Senior Vice President and Chief Financial Officer, will assume the duties of principal accounting officer in an interim capacity in addition to his current duties until the appointment of Jeff Wilson becomes effective on June 29, 2015. For information regarding Mr. Hyatt’s business experience, please see his biographical information disclosed under the heading “Executive Officers of the Registrant” in Part I of the Company’s Annual Report on Form 10-K for the fiscal year ended August 1, 2014, which biographical information is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2015	CRACKER BARREL OLD COUNTRY STORE, INC.

	By:	/s/ Lawrence E. Hyatt
	Name:	Lawrence E. Hyatt
	Title:	Senior Vice President and Chief Financial Officer